Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-157057, 333-157057-01 to 333-157057-44

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

TCEH FINANCE, INC.

SUPPLEMENT NO. 5 TO

MARKET MAKING PROSPECTUS DATED

JUNE 16, 2009

THE DATE OF THIS SUPPLEMENT IS OCTOBER 21, 2009

On October 21, 2009, the registrant parent guarantor, Energy Future Competitive Holdings Company, filed the attached Current Report on Form 8-K with the Securities and Exchange Commission.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – October 20, 2009

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company

(Exact name of registrant as specified in its charter)

Texas	333-153529-02	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously disclosed, an affiliate of Energy Future Holdings Corp. (“EFH”) and Energy Future Competitive Holdings Company (such affiliate “Sandow Power”) is developing a lignite-fueled generation facility at a site near Rockdale, Texas. Bechtel Power Corporation (“Bechtel”) is constructing the facility pursuant to an engineering, procurement and construction agreement (“EPC Agreement”). On September 30, 2009, the facility achieved “substantial completion” (as defined in the EPC Agreement).

The EPC Agreement was filed with the Securities and Exchange Commission by EFH in Form 10-Q on November 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/S/ PAUL KEGLEVIC
Name: Title:	Paul Keglevic Executive Vice President and Chief Financial Officer

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

/S/ PAUL KEGLEVIC
Name: Title:	Paul Keglevic Executive Vice President and Chief Financial Officer

Dated: October 20, 2009